Exhibit 10.19

[For use in France]

HOMEAWAY, INC.

2011 EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the HomeAway, Inc. 2011 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Option Award Agreement (the “Award Agreement”).

I.	NOTICE OF STOCK OPTION GRANT

Participant Name:

Address:

You have been granted an Option to purchase Common Stock of HomeAway, Inc. (the “Company”), subject to the terms and conditions of the Plan, the French Sub-Plan (the “Sub-Plan”) and this Award Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Exercise Price per Share	$

Total Number of Shares Granted

Total Exercise Price	$

Term/Expiration Date:

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan, the Sub-Plan or set forth below, this Option may be exercised, in whole or in part, in accordance with the following schedule:

[Insert Vesting Schedule]

Termination Period:

This Option will be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability. Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 14 of the Plan.

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including (i) the Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A, (ii) the Exercise Notice, attached hereto as Exhibit B, (iii) the French Sub-Plan attached hereto as Exhibit C, (iii) the Supplement for Employees in France attached hereto as Exhibit D, all of which are made a part of this document. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	HOMEAWAY, INC.

Signature	By

Print Name	Title

Residence Address:

EXHIBIT A

TERMS AND CONDITIONS OF STOCK OPTION GRANT

1. Grant of Option. The Company hereby grants to the Participant named in the Notice of Grant attached as Part I of this Award Agreement (the “Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. This Option is a Nonstatutory Stock Option. Subject to Section 19 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

2. Vesting Schedule. Except as provided in Section 3, the Option awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

3. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.

4. Exercise of Option.

(a) Right to Exercise. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan, the Sub-Plan and the terms of this Award Agreement.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit B (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable tax withholding. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

5. Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant.

(a) cash;

(b) check; or

(c) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan.

6. Tax Obligations.

(a) Withholding Taxes. Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of income, employment, social insurance contributions, and other taxes which the Company determines must be withheld with respect to such Shares. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time of the Option exercise, Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise. Regardless of the Company’s or any Subsidiary’s actions in this regard, the Participant acknowledges and agrees that any tax liability shall be the Partcipant’s ultimate responsibility and liability.

(b) Code Section 409A. Under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), an option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “Discount Option”) may be considered “deferred compensation.” A Discount Option may result in (i) income recognition by Participant prior to the exercise of the option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional state income, penalty and interest charges to the Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the Date of Grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the date of grant, Participant will be solely responsible for Participant’s costs related to such a determination.

7. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

8. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE

TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

9. Acknowledgements. In accepting the Option, Participant acknowledges that:

(a) The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Award Agreement;

(b) The grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been repeatedly granted in the past;

(c) All decisions with respect to future option grants, if any, will be at the sole discretion of the Company;

(d) The Participant’s participation in the Plan shall not create a right to further continued service with the Company or any Subsidiary and shall not interfere with the ability of the Participant’s employer to terminate the Participant’s employment at any time;

(e) The Participant is voluntarily participating in the Plan;

(f) The Option is an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to the Company (or any Subsidiary), and which is outside the scope of the Participant’s employment contract, if any;

(g) The Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance payments, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Participant’s employer, the Company or any Subsidiary. This applies to any payment even in those jurisdictions requiring such payments upon termination of employment;

(h) Any notice period under applicable laws shall not be treated as service for the purpose of determining the vesting of the Option; and the Participant’s right to receive Shares in settlement of the Option after termination of service, if any, will be measured by the date of termination of the Participant’s service and will not be extended by any notice period mandated under applicable laws. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Participant’s service has terminated and the effective date of such termination;

(i) In the event that the Participant is not an employee of the Company, the grant of the Option will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the grant of the Option will not be interpreted to form an employment contract with the Participant’s employer or any Subsidiary;

(j) The future value of the underlying Shares is unknown and cannot be predicted with certainty and if the Participant exercises the Option and is issued Shares, the value of those shares may increase or decrease;

(k) In consideration of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option or Shares acquired at exercise of the Option resulting from termination of the Participant’s service by the Company or the employer and the Participant irrevocably releases the Company and the employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then by signing this Award Agreement, the Participant shall be deemed irrevocably to have waived his or her right to pursue such claim;

(l) The Participant’s eligibility to participate in the Plan ceases upon termination of service for any reason;

(m) The Company and its Subsidiaries are not responsible for Participant’s legal compliance requirements relating to the exercise of the Option and the subsequent ownership and possible sale of the Shares, including, but not limited to, tax reporting, the exchange of local currency into U.S. dollars, the transfer of funds to the U.S., and the opening an using of a U.S. brokerage account; nor is the Company or any of its Subsidiaries responsible for the consequences of any fluctuations of the exchange rate between the Participant’s local currency and the U.S. dollar;

(n) The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations relating to the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares;

(o) The Participant is advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan; and

(p) The Participant confirms having read and understood the documents relating to the Plan, including, but not limited to, this Award Agreement, which were provided to the Participant in English.

10. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this document by and among the Company and each Subsidiary for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

(a) Participant understands that the Company (or any Subsidiary) holds certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).

(b) Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participants’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired upon settlement of the Option. Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Particpant’s participation in the Plan. Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Participant’s local human resources representative.

11. Currency Exchange Control Risk. Participant agrees and acknowledges that the Participant shall bear any and all risk associated with the exchange or fluctuation of currency associated with the Option, including without limitation the exercise of the Option or sale of the Shares (the “Currency Exchange Risk”). Participant waives and releases the Company and its Subsidiaries from any potential claims arising out of the Currency Exchange Risk.

12. Exchange Control Requirements. Participant agrees and acknowledges that the Participant shall comply with any and all exchange control requirements applicable to the Option and the sale of Shares and any resulting funds including, without limitation, reporting or repatriation requirements.

13. Legal Compliance. The Company and its Subsidiaries are not responsible for Participant’s legal compliance requirements relating to the exercise of the Option and the subsequent ownership and possible sale of the Shares, including, but not limited to, tax reporting, the exchange of local currency into or from U.S. dollars, the transfer of funds to the U.S., and the opening an using of a U.S. brokerage account.

14. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of its Secretary at HomeAway, Inc., 1101 W. Fifth Street, Suite 300, Austin, Texas 78703, or at such other address as the Company may hereafter designate in writing.

15. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

16. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

17. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

18. Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.

19. Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

20. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future options that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

21. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

22. Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

23. Modifications to the Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Option.

24. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

25. Governing Law. This Award Agreement will be governed by the laws of the State of Texas, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Option or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Texas, and agree that such litigation will be conducted in the courts of Travis County, Texas, or the federal courts for the United States for the Western District of Texas, and no other courts, where this Option is made and/or to be performed.

[For use in France]

EXHIBIT B

HOMEAWAY, INC.

2011 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

HomeAway, Inc.

1011 W. Fifth Street

Suite 300

Austin, Texas 78703

Attention: Secretary

1. Exercise of Option. Effective as of today,             ,     , the undersigned (“Purchaser”) hereby elects to purchase              shares (the “Shares”) of the Common Stock of HomeAway, Inc. (the “Company”) under and pursuant to the 2011 Equity Incentive Plan (the “Plan”) and the Stock Option Award Agreement dated                      (the “Award Agreement”). The purchase price for the Shares will be $        , as required by the Award Agreement.

2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares and any required tax withholding to be paid in connection with the exercise of the Option.

3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 14 of the Plan.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6. Entire Agreement; Governing Law. The Plan and Award Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Texas.

Submitted by:	Accepted by:

PURCHASER:	HOMEAWAY, INC

Signature	By

Print Name	Title

Address:

Date Received